UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 13, 2024

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 8.01 Other Events.

VITAS Acquisition

On March 13, 2024, Chemed issued a press release announcing that VITAS Healthcare Corporation (“VITAS”), a wholly-owned indirect subsidiary of Chemed, entered into an Asset Purchase Agreement (the “Agreement”) on March 12, 2024 to purchase substantially all of the hospice assets and an assisted living facility from Covenant Health and Community Services, inc. d/b/a Covenant Care, a Florida not for profit corporation (“Covenant”), for $85 million. Covenant operates hospice services in the panhandle of Florida and Alabama, including the Pensacola, Tallahassee, Marianna, Fort Walton Beach, Crestview and Panama City markets in Florida, and Dothan and Mobile market in Alabama. The purchase will be made using cash on-hand. The parties anticipate closing the transaction in the second quarter following receipt of certain regulatory and other approvals.

A copy of the press release announcing the events described above is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: March 13, 2024	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller

Exhibit Index

Exhibit No.  Description

99.1   Press Release dated March 13, 2024

104   The cover page from this Current Report on Form 8-K formatted in Incline XBRL